Exhibit 99.1

HCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2010

Table of Contents

Page

Independent Auditor’s Report	1

Consolidated Financial Statements:
Consolidated Balance Sheet	2
Consolidated Statement of Income	3
Consolidated Statement of Stockholders’ Equity	4
Consolidated Statement of Cash Flows	5
Notes to Consolidated Financial Statements	6-20

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

  of HCE Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of HCE Corporation and Subsidiaries as of December 31, 2010 and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of HCE Corporation and Subsidiaries’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HCE Corporation and Subsidiaries as of December 31, 2010 and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ BKHM

Winter Park, Florida

March 17, 2011

(Except for Note 14, as to

which the date is October 18, 2011)

1

HCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$1,668,587
Receivables, net of allowance for doubtful accounts of $124,991	17,687,123
Inventories	8,237,889
Prepaid expenses	915,921

Total current assets	28,509,520

Property and equipment, net of accumulated depreciation	30,928,996

Other assets	603,147

Total assets	$60,041,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,422,678
Accrued expenses	1,016,590
Lines of credit	4,502,117
Current portion of long-term debt	1,963,171

Total current liabilities	13,904,556

Long-term debt, less current portion	14,550,459

Total liabilities	28,455,015

Stockholders’ equity:
Common stock, $1 par value; 10,000 shares authorized and issued; 4,527 shares outstanding	10,000
Treasury stock (5,473 shares, at cost)	(2,891,083)
Retained earnings	33,769,859
Accumulated other comprehensive income	25,977

Total HCE stockholders’ equity	30,914,753
Noncontrolling interest	645,918
Accumulated other comprehensive income associated with noncontrolling interest	25,977

Total equity	31,586,648

Total liabilities and stockholders’ equity	$60,041,663

See accompanying notes to consolidated financial statements.

HCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2010

Revenue:
Berry sales and packing operation	$49,505,077
Farming operation	13,460,885

Total revenue	62,965,962

Cost of revenue:
Berries and packing operation	22,407,456
Farming operation	10,792,221

Total cost of revenue	33,199,677

Gross profit	29,766,285

General and administrative expenses	18,716,570

Income from operations	11,049,715

Other income (expenses):
Interest income	106,873
Other income	159,088
Interest expense	(945,664)

Total other income (expenses)	(679,703)

Consolidated net income	10,370,012
Net loss attributable to noncontrolling interest	81,994

Net income attributable to HCE Corporation	$10,452,006

See accompanying notes to consolidated financial statements.

HCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2010

	Common Stock		Treasury Stock
	Number of Shares	Par Value	Number of Shares	Cost	Retained Earnings	Accum. Other Comp. Income (Loss)	Noncontrolling Interest	Consolidated

Balance, December 31, 2009	10,000	$10,000	5,473	$(2,891,083)	$28,550,020	$23,551	$494,515	$26,187,003

Other comprehensive income:
Functional currency translation	—	—	—	—	—	2,426	2,426	4,852

Effect of change in subsidiary ownership	—	—	—	—	(296,105)	—	256,948	(39,157)

Net income (loss)	—	—	—	—	10,452,006	—	(81,994)	10,370,012

Total comprehensive income	—	—	—	—	10,155,901	2,426	177,380	10,335,707

Contributed capital	—	—	—	—	—	—	11,750	11,750

Distributions	—	—	—	—	(4,936,062)	—	(11,750)	(4,947,812)

Balance, December 31, 2010	10,000	$10,000	5,473	$(2,891,083)	$33,769,859	$25,977	$671,895	$31,586,648

See accompanying notes to consolidated financial statements.

HCE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,452,006
Net loss attributable to noncontrolling interest	(81,994)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,790,428
Bad debt expense	88,999
Loss on the disposal of property and equipment	66,667
Gain on cash value of life insurance	(32,335)
Net change in assets and liabilities:
Receivables	(2,944,341)
Inventories	(1,273,051)
Prepaid expenses	283,772
Other assets	(90,169)
Accounts payable	(495,992)
Accrued expenses	298,375

Net cash provided by operating activities	9,062,365

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(3,178,453)
Proceeds from sale of property and equipment	119,806

Net cash used for investing activities	(3,058,647)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in lines of credit	(1,974,444)
Proceeds from long-term debt	3,415,012
Principal repayments on long-term debt	(1,555,142)
Capital contribution to subsidiary	(11,750)
Dividends from subsidiary	11,750
Net purchase price of subsidiary ownership interests	(39,157)
Distributions	(4,936,062)

Net cash used for financing activities	(5,089,793)

Effect of exchange rate translation	4,852

Net increase in cash and cash equivalents	918,777
Cash and cash equivalents, beginning of year	749,810

Cash and cash equivalents, end of year	$1,668,587

Supplemental disclosures:
Cash paid during the year for interest	$932,496

See accompanying notes to consolidated financial statements.

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2010

1	NATURE OF OPERATIONS

HCE Corporation (“HCE” or the “Company”) was incorporated under the laws of the State of Florida in 1959 and began operations in 1981. Since 1992, HCE has been growing and distributing fresh berries to the wholesale and food service markets in North America and Europe, and its customers include many of the largest grocery retailers in the U.S. In addition to its own berry farms, the Company packages and distributes blueberries, blackberries, raspberries and strawberries for a large number of independent growers in North and Latin America. The Company’s products are distributed under the brand name, SunnyRidge Farm, and its headquarters is located in Winter Haven, Florida. Its primary distribution center is located in Plant City, Florida.

As a result of its global operating activities, the Company is exposed to certain risks including changes in commodity pricing, fluctuations in interest rates, fluctuations in foreign currency exchange rates, as well as other environmental and business risks in both sourcing and selling locations.

2	BASIS OF CONSOLIDATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recently Adopted Accounting Pronouncements

The Company adopted guidance in 2010 that amends the manner in which entities evaluate whether consolidation is required for variable interest entities (“VIEs”). The consolidation requirements under the revised guidance require a company to consolidate a VIE if the entity has all three of the following characteristics: (i) the power, through voting rights or similar rights, to direct the activities of a legal entity that most significantly impact the entity’s economic performance, (ii) the obligation to absorb the expected losses of the legal entity, and (iii) the right to receive the expected residual returns of the legal entity. Further, this guidance requires that companies continually evaluate VIEs for consolidation, rather than assessing based upon the occurrence of triggering events. The disclosure requirements of this adoption are effective for the Company beginning January 2011 and require the Company to enhance disclosures about how their involvement with a VIE affects the financial statements and exposure to risks. The implementation of this standard did not have a material impact on the Company’s financial position, results of operations and cash flows.

In January 2010, the Company adopted guidance which requires additional disclosures relative to transfers of assets and liabilities between Levels 1 and 2 of the fair value hierarchy. Additionally, the amendment requires companies to present activity in the reconciliation for Level 3 fair value measurements on a gross basis rather than on a net basis. This update also provides clarification to existing disclosures relative to the level of disaggregation and disclosure of inputs and valuation techniques for fair value measurements that fall into either Level 2 or Level 3. This amendment became effective for the Company January 2010, except for disclosures related to activity in Level 3 fair value measurements which are effective for the Company beginning January 2011. The implementation of this standard, relative to Levels 1

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

and 2 of the fair value hierarchy, did not have a material impact on the Company’s financial position, results of operations and cash flows. The Company does not expect the adoption of the standard relative to Level 3 investments to have a material impact on the Company’s financial position, results of operations and cash flows.

Basis of Consolidation

The Company’s consolidated financial statements include the accounts of HCE Corporation and its controlled subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue is recognized at the point which title and risk of loss is transferred to the customer, collection is reasonably assured, persuasive evidence of an arrangement exists and the price is fixed or determinable. Revenues are recorded gross except for those sales related to marketing/commission agreements with certain growers.

Agricultural Costs

Recurring agricultural costs include costs relating to irrigation, fertilizing, disease and insect control and other ongoing crop and land maintenance activities. Recurring agricultural costs are charged to operations as incurred or are recognized when the crops are harvested and sold, depending on the product. Non-recurring agricultural costs, primarily comprised of soil and farm improvements and other long-term crop growing costs that benefit multiple harvests, are capitalized as “preproductive costs” and depreciated over the estimated production period, which is typically ten years.

Shipping and Handling

Amounts billed for shipping and handling are included as a component of revenues. Shipping and handling costs incurred are included as a component of cost of revenues and represent costs incurred by the Company to ship product from the sourcing locations to the end consumer markets.

Marketing and Advertising Costs

Marketing and advertising costs, which include media, production and other promotional costs, are generally expensed in the period in which the marketing or advertising first takes place. Advertising and marketing costs, which are included in general and administrative expenses, totaled approximately $210,000 for the year ended December 31, 2010.

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs, which are included in general and administrative expenses, totaled approximately $142,000 for the year ended December 31, 2010.

Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for Federal income taxes has been included in the accompanying financial statements.

The Company has adopted guidance which seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. It prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position that an entity takes or expects to take in a tax return. An entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. This pronouncement is applicable to pass-though entities, such as S corporations, which are potentially subject to income taxes.

The Company assesses its income tax positions, including its continuing tax status as an S corporation, based on management’s evaluation of the facts, circumstances and information available at the reporting date. The Company uses the prescribed more likely than not threshold when making its assessment. There are no open federal or state tax years under audit.

The Company also has created an interest charge domestic international sales corporation (“IC-DISC”) which provides significant tax benefits in connection with goods grown and produced within the United States and exported to other countries.

Subsidiaries in foreign jurisdictions file and report taxable income or loss in those jurisdictions. Incorporated foreign affiliates’ income or loss does not flow through to the stockholders unless repatriated through dividends, whereas income or loss on unincorporated foreign affiliates does flow through to the stockholders.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, primarily money market funds and a time deposit, with original maturities of three months or less.

Grower Advances

The Company makes preseason crop advances to independent growers in the United States and Latin America for various farming needs. Generally the advances are issued when an executed loan contract and demand note is received. In the event of a default, the security can

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

then be perfected by placing a lien on any real or personal property owned by the defaulting grower. The Company monitors these advances on a regular basis and records an allowance for the grower advances based on estimates of the growers’ ability to repay advances with the current crop’s production. Some grower advances are netted against related grower payables in accounts payable on the consolidated balance sheet.

Investments

In accordance with authoritative guidance, all investments over which the Company has control, regardless of ownership interest, must be evaluated for consolidation as variable interest entities. As a result, substantially all of the Company’s investments in companies that conduct farming or packaging operations are fully consolidated and all intercompany transactions have been eliminated.

Investments in affiliates and joint ventures with ownership of 20% to 50% are recorded using the equity method. As of December 31, 2010, the Company had one investment accounted for using the equity method, which is included in other assets on the consolidated balance sheet.

Receivables

Receivables are stated at their estimated net realizable value. The Company provides an allowance for doubtful accounts, equal to the estimated uncollectible amount, based on historical collection experience and a review of the current status of individual accounts.

Inventories

Crop growing costs represent the costs associated with growing berries on company-owned farms. The costs of growing crops are capitalized into inventory until the time of harvest. Once a crop is harvested, the related inventoried costs are recognized as a cost of revenue to provide an appropriate matching of expenses with the related revenue earned. Packing material and operating supply inventory costs are determined on the first-in, first-out basis. All inventoried items are valued at the lower of cost or market.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line and accelerated methods over the estimated useful lives of individual assets. Estimated useful lives range as follows:

Years

Buildings and improvements	5-39
Equipment	5-10
Vehicles	5
Preproductive costs	10

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Direct and allocated indirect costs related to planting of intermediate-life plant fields are generally capitalized for a preproductive period of between two and three years and are depreciated beginning in the year of the first commercially viable crop.

The Company reviews long-lived assets to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an evaluation of recoverability is required, the estimated undiscounted future cash flows directly associated with the asset are compared to the asset’s carrying amount. If this comparison indicates that there is impairment, the amount of the impairment is calculated by comparing the carrying value to discounted expected future cash flows or comparable market values, depending on the nature of the asset. All long-lived assets, for which management has committed itself to a plan of disposal by sale, are reported at the lower of carrying amount or fair value less cost to sell. Long-lived assets to be disposed of other than by sale are classified as held and used until the date of disposal. Routine maintenance and repairs are charged to expense as incurred.

Concentrations

The Company maintains cash accounts in the United States of America, Mexico, Brazil and Chile. The Company’s U.S. cash deposits are held in U.S. federally-insured financial institutions. Cash deposits held in Mexico are insured through the Institution for the Protection of Bank Savings. Cash deposits held in Brazil are insured through the Institution for the Credit Guarantee Fund. The Company had no uninsured cash balances in Chile as 100% of demand deposits are insured. As of December 31, 2010, the Company had deposits in one Mexican financial institution, which exceeded the insured amount by approximately $30,000. The Company has not historically experienced any losses on its cash or cash equivalents.

Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash equivalents, grower advances and receivables. The Company maintains its temporary cash investments with high quality financial institutions. Grower advances are principally with farming enterprises located throughout the United States and Latin America and are secured by the underlying crop harvests, loan contracts and demand notes. To reduce credit risk, the Company performs periodic credit evaluations of its customers but does not generally require advance payments or collateral. Additionally, the Company maintains an allowance for doubtful accounts.

Revenues from five major retail customers comprised approximately 71% of total gross revenues for the year ended December 31, 2010. Gross revenues from each of the five customers ranged from 10% to 19% of total gross revenues for the year ended December 31, 2010. Receivables from these five major retail customers represent approximately 80% of the consolidated receivables as of December 31, 2010. Amounts due from each of the five customers range from 8% to 21% of total receivables.

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Accumulated Other Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes both net income or loss and other comprehensive income or loss. Items included in other comprehensive income are classified based on their nature. The total of other comprehensive income or loss for the period has been transferred to an equity account and displayed as “accumulated other comprehensive income” in the accompanying consolidated balance sheets.

The Company’s functional currency for operations is generally the U.S. dollar. Net foreign currency exchange transaction gains or losses resulting from the translation of assets and liabilities of foreign subsidiaries whose functional currency is not the U.S. dollar are recorded in cumulative other comprehensive income in stockholders’ equity. Otherwise, gains and losses from foreign currency remeasurement are recorded in other income.

Leases

The Company leases land, property and equipment for use in operations where leasing offers advantages of operating flexibility and is less expensive than alternative types of funding. The Company also leases land in countries where land ownership by foreign entities is restricted. The Company’s leases are evaluated at inception or at any subsequent modification and, depending on the lease terms, are classified as either capital leases or operating leases, as appropriate under authoritative guidance. For operating leases that contain rent escalations, rent holidays or rent concessions, rent expense is recognized on a straight-line basis over the life of the lease. The majority of the Company’s leases are classified as operating leases. The Company’s principal operating leases are for land, buildings and equipment. The Company’s decision to exercise renewal options is primarily dependent on the level of business conducted at the location and the profitability thereof. The Company’s leasehold improvements were not significant as of December 31, 2010.

Noncontrolling Interest

The Company has adopted guidance that dictate that losses attributable to the parent and the noncontrolling interest in a subsidiary may exceed their respective interests in the subsidiary’s equity. The excess, and any further losses attributable to the parent and the noncontrolling interest, shall be attributed to those interests on a prospective basis starting January 1, 2009, the date of adoption. Prior to adoption of this guidance, any losses exceeding the noncontrolling interest’s investment in the subsidiary were attributed to the parent. As of December 31, 2009, the Company had recognized approximately $305,000 in losses from a consolidated subsidiary that were not attributed to the noncontrolling interest from operations prior to 2009. In 2010, this subsidiary generated income, of which approximately $63,000 would have been attributable to the noncontrolling interest. However, the income was allocated to the Company’s interest in this subsidiary to allow the Company to recuperate the previously recognized losses. The remaining balance of the Company’s previously recognized losses is approximately $242,000 as of December 31, 2010.

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Guarantees

The Company makes guarantees as part of its normal business activities. The majority of the Company’s guarantees relate to guarantees of subsidiary obligations and are scoped out of the initial measurement and recognition provisions of the related accounting guidance.

Subsequent Events

Authoritative guidance requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date (that is, whether that date represents the date the financial statements were issued or were available to be issued). The Company has evaluated subsequent events through March 17, 2011, except for the information in Note 14, for which the date is October 18, 2011, which is the date the financial statements were available to be issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts and disclosures reported in the consolidated financial statements and accompanying notes. Estimates and assumptions include, but are not limited to, the areas of receivables and grower advances, investments, inventories, impairment of assets, useful lives of property and equipment, intangible assets, financial instruments and commitments and contingencies. Actual results could differ from these estimates.

3	NEW BUSINESS UNITS

In 2010, the Company formed Viveiros SunnyRidge Brazil Ltda, a 50% owner interest in a blueberry plant nursery in Brazil. The results of operations for the new business unit are included in the Company’s consolidated results of operations from the date that operations commenced.

4	RECEIVABLES

Receivables consist of the following as of December 31, 2010:

Accounts receivable	$14,399,477
Grower advances	2,299,713
Other receivables	1,112,924

Total	17,812,114

Less allowance for doubtful accounts	(124,991)

Total receivables	$17,687,123

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

5	INVENTORIES

Inventories consist of the following as of December 31, 2010:

Crop growing costs	$4,002,135
Packaging materials	3,513,225
Nursery plants	722,529

Total inventories	$8,237,889

6	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31, 2010:

Land	$7,228,184
Buildings and improvements	11,097,515
Equipment	9,354,861
Vehicles	1,472,408
Preproductive costs	11,837,906

Total property and equipment	40,990,874

Less accumulated depreciation	(10,061,878)

Property and equipment, net	$30,928,996

Depreciation expense for the year ended December 31, 2010 totaled approximately $2,709,000.

7	LINES OF CREDIT

The Company has several available lines of credit with Farm Credit of Central Florida, ACA with a combined lending limit of approximately $18 million. Advances on these lines, if any, are collateralized by receivables, real estate, equipment and various other assets of the Company. The lines of credit are subject to certain pay down provisions and are restricted by borrowing base calculations. Borrowings from these lines are also guaranteed by the stockholders of the Company. Interest on advances accrues at the rate of LIBOR + 2.75%, which was 3.01% as of December, 31 2010, and is payable monthly. The balance owed on these lines of credit as of December 31, 2010 was $4,502,117, and the balance available for use was $10,145,501.

8	LONG-TERM DEBT

The following notes payable are collateralized by various assets of the Company, including real estate, receivables, inventory and equipment. In addition, certain of the notes payable are personally guaranteed by the stockholders.

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Notes payable consist of the following as of December 31, 2010:

Note payable to Farm Credit of Central Florida, ACA; principal payments of $35,629 plus interest at 6% per annum are due quarterly; matures July 2014	$391,922

Note payable to Farm Credit of Central Florida, ACA; principal payments of $97,500 are due annually and interest payments at 6.75% per annum are due quarterly; matures August 2014	390,000

Note payable to Farm Credit of Central Florida, ACA; principal payments of $35,227 plus interest at 6% per annum are due quarterly; matures April 2014	387,500

Note payable to Farm Credit of Central Florida, ACA; principal payments of $313,333 are due annually and interest payments at 7.1% per annum are due quarterly; matures July 2012	2,820,000

Note payable to Farm Credit of Central Florida, ACA; principal payments of $199,394 are due annually and interest payments at 5.8% per annum are due quarterly; matures July 2020	1,993,939

Note payable to Farm Credit of Central Florida, ACA; principal payments of $204,000 are due annually and interest payments at LIBOR + 2.75% (3.01% as of December 31, 2010) per annum are due quarterly; matures April 2020	3,060,000

Note payable to Farm Credit of Central Florida, ACA; principal payments of $120,499 are due annually and interest payments at LIBOR + 2.75% (3.01% as of December 31, 2010) per annum are due quarterly; matures July 2020	1,204,987

Note payable to Farm Credit of Central Florida, ACA; principal payments of $85,000 are due annually and interest payments at 6.45% per annum are due quarterly; matures September 2014	340,000

Note payable to Farm Credit of Central Florida, ACA; principal payments of $5,476 plus interest at 5.5% per annum are due monthly; matures August 2017	432,641

Note payable to Farm Credit of Central Florida, ACA; principal payments of $66,667 are due annually and interest payments at LIBOR + 3% (3.26% as of December 31, 2010) per annum are due quarterly; matures February 2015	933,333

Note payable to Farm Credit of Central Florida, ACA; principal payments of $126,667 are due annually and interest payments at 6.25% per annum are due quarterly; matures July 2020	1,266,666

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Note payable to Farm Credit of Central Florida, ACA; principal payments of $92,000 are due annually and interest payments at 7.6% per annum are due quarterly; matures July 2020	920,000

Note payable to Farm Credit of Central Florida, ACA; principal payments of $15,273 are due annually and interest payments at 5.8% per annum are due quarterly; matures July 2020	152,727

Note payable to Farm Credit of Central Florida, ACA; principal payments of $164,000 are due annually and interest payments at 4.75% per annum are due quarterly; matures July 2013	492,000

Note payable to Farm Credit of Central Florida, ACA; principal payments of $94,333 are due annually and interest payments at LIBOR + 2.75% (3.01% as of December 31, 2010) per annum are due quarterly; matures July 2025	1,415,000

Note payable to a private lender; payments of $4,444 are due annually; matures July 2018	31,112

Note payable to Clinch County Development Authorities; payments of $3,246 including interest at 3% per annum are due monthly; matures March 2019	281,803

16,513,630
Less current portion	(1,963,171)

$14,550,459

During the year ended December 31, 2010, interest expense was approximately $946,000.

Scheduled principal repayments related to the above indebtedness are as follows:

Year ended December 31,	Amount
2011	$1,963,171
2012	4,154,754
2013	1,578,118
2014	1,202,463
2015	1,620,902
Thereafter	5,994,222

$16,513,630

9	FAIR VALUE

Authoritative guidance establishes a fair value hierarchy and prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to observable inputs such as quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The maximization

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

of observable inputs and the minimization of the use of unobservable inputs are required. Classification within the fair value hierarchy is based upon the objectivity of the inputs that are significant to the valuation of an asset or liability as of the measurement date.

The three levels within the fair value hierarchy are characterized as follows:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include: quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Unobservable inputs for the asset or liability for which there is little, if any, market activity for the asset or liability at the measurement date. Unobservable inputs reflect the Company’s own assumptions about what market participants would use to price the asset or liability. These inputs may include internally developed pricing models, discounted cash flow methodologies, as well as instruments for which the fair value determination requires significant management judgment.

Financial assets being measured at fair value are components of other assets on the accompanying consolidated balance sheet. The following is a summary of valuation techniques utilized by the Company for its significant financial assets:

Investment in Farm Credit of Central Florida

To estimate the fair value of the investment in Farm Credit of Central Florida (“FCCF”), the Company obtained an equity statement from FCCF that estimated the fair value of the investment as of December 31, 2010.

The following table presents the balance of the asset measured at fair value on a recurring basis as of December 31, 2010, and the total gains (losses) from the fair value adjustment for the year then ended.

Asset	Level 1	Level 2	Level 3	Total	Total Fair Value Adjustment
Investment in FCCF	—	$127,793	—	$127,793	$1,000

The asset balance is included in other assets on the consolidated balance sheet. The investment in FCCF fair value adjustment is included in other income on the consolidated statement of income.

HCE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

10	RETIREMENT PLAN

The Company sponsors a 401(k) defined contribution retirement plan covering substantially all employees of the Company and its wholly-owned U.S. subsidiaries who have worked more than 1,000 hours in one year of continuous employment. Under the plan, qualified employees can elect to contribute up to the amount allowed by law. The Company matches, on a discretionary basis, 50% of such elective deferral up to 4% of the eligible employee’s compensation. The Company made contributions which totaled approximately $170,000 for the year ended December 31, 2010 and is included in general and administrative expenses in the consolidated statement of income.

11	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has commitments under cancelable and non-cancelable operating leases, primarily for land used for berry production, buildings and equipment. A significant portion of the Company’s lease payments contain cost of living increase provisions. Total rental expense, including rent related to cancelable and non-cancelable operating leases, was approximately $1,595,000 for the year ended December 31, 2010. The future minimum lease payments due under non-cancelable operating leases are as follows:

Year ended December 31,	Minimum payment
2011	$781,027
2012	782,409
2013	650,465
2014	655,421
2015	664,696
Thereafter	2,881,530

Total minimum lease payments	$6,415,548

Sales Commitments

In order to secure sufficient product to meet demand and to supplement the Company’s own production, the Company has entered into non-cancelable sales and service agreements with independent growers appointing the Company as their exclusive sales agent to market and sell all of the berries produced subject to market demand and product quality. Pricing under these agreements call for the Company to obtain the best market price available without a guarantee of any specific price, and terms range from one to ten years. Total sales under these agreements were approximately $150 million for the year ended December 31, 2010.

Royalties

The Company is obligated to pay annual royalties in connection with license agreements for certain patented varieties of berry plants. These agreements also provide for additional royalty payments if quantities sold do not meet minimum guaranteed annual thresholds. The Company

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also has royalty agreements with nominal minimum annual royalty commitments and additional royalties based on quantities sold. These agreements expire at various dates through October 2017 or the life of the patent. Royalty expense for the year ended December 31, 2010 was approximately $6,000.

Legal Matters

In the normal course of conducting its operations, the Company occasionally becomes party to various legal actions and proceedings. Management of the Company, after consultation with legal counsel, does not believe that the resolution of any such matters will have a significant impact on the Company’s consolidated financial position or results of operations.

12	CHANGE IN OWNERSHIP

In 2010, the Company acquired additional ownership interests in two of its consolidated subsidiaries, Owl’s Den Farms and Moras y Arandanos, resulting in the acquisition of all outstanding ownership interests, respectively. The change in ownership was accounted for as an equity transaction in accordance with authoritative guidance. The Company was allocated its share of losses through the date of the change in ownership, while the results from operations for the subsequently wholly owned subsidiaries are included in the Company’s consolidated results of operations from the date that the change occurred.

The effects of the changes in ownership interest in the Company’s two subsidiaries are as follows:

Net income attributable to HCE Corporation and Subsidiaries	$10,452,006

Transfers from the noncontrolling interest

Decrease in HCE’s retained earnings for the acquisition of Owls Den Farm 50% interest	170,135

Decrease in HCE’s retained earnings for the acquisition of Moras y Arandanos 50% interest	125,970

Net transfers from the noncontrolling interest	296,105

Change from net income attributable to HCE Corporation and Subsidiaries and transfers from noncontrolling interest	$10,155,901

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13	COLLABORATIVE ARRANGEMENTS

The Company has entered into collaboration agreements with various raspberry growers in Mexico. Under the arrangements, the Company provides the raspberry plants and the infrastructure to grow the plants, including irrigation and trellising. The respective farms provide all of the caretaking and maintenance of the plants, as well as harvesting costs. As part of the arrangement, the Company is entitled to retain between 30% and 40% of gross revenues from the resulting harvests. For the fiscal year ended December 31, 2010, gross revenues recognized totaled approximately $696,000. The Company retained a total of approximately $186,000 in revenues from the arrangement. Costs of goods sold recognized totaled approximately $558,000.

14	SUBSEQUENT EVENTS

In February 2011, the Company executed agreements that effectively sold its full ownership interest in one of its consolidated subsidiaries back to the subsidiary and terminated all agreements in effect between the subsidiary and the Company. The Company has been released from all liabilities and future obligations of the subsidiary. The result of these transactions did not have a material effect on the Company’s operations.

During 2011, the Company did not renew or extend approximately $2 million in various lines of credit. In June 2011 and again in August 2011, the Company entered into extensions for one line of credit for approximately $15 million. The last extension is set to expire on November 30, 2011 and has a variable interest rate of LIBOR + 2.75%.

During June 2011, the Financial Accounting Standards Board (“FASB”) issued a standard which revised the presentation of other comprehensive income (“OCI”). The new guidance requires entities to present net income and OCI in either a single continuous statement or in separate consecutive statements. The guidance does not change the components of net income or OCI, when OCI should be reclassified to net income. This accounting guidance is effective for annual reporting periods beginning after December 15, 2012 for nonpublic entities. The adoption of the standard is not expected to have a material impact on the Company’s results of operations or financial position.

In September 2011, the FASB issued a standard to simplify how entities test goodwill for impairment. This new guidance allows entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If a greater than 50 percent likelihood exists that the fair value is less than the carrying amount then a two-step goodwill impairment test must be performed. This new guidance is effective for the Company for annual reporting periods beginning after December 15, 2012. The Company currently believes there will be no significant impact on its consolidated financial statements.

On October 11, 2011, the Company completed a definitive merger agreement with Dole Fresh Vegetables, Inc. (“DFV”), a wholly-owned subsidiary of Dole Food Company, Inc., by which 100% of the Company’s capital stock was sold to DFV for cash consideration of $91.5 million

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plus an earn-out payable in 2015 that will fall between $0 and $15 million, depending on the EBITDA (as defined in the definitive merger agreement) of certain farming businesses of the Company during the years 2012 through 2014 as well as the satisfaction of certain management employment contingencies.

Effective October 7, 2011 in anticipation of the definitive merger agreement, the Company entered into an agreement with Farm Credit of Central Florida, ACA to transfer its outstanding long-term debt with Farm Credit of Central Florida, ACA to the stockholders and for which the Company would become a guarantor of the debt. The debt was subsequently paid in full with the proceeds from the definitive merger agreement.

Effective October 7, 2011 in anticipation of the definitive merger agreement, the Company terminated its 401(k) defined contribution retirement plan and is currently coordinating for the orderly distribution of benefits to participants and beneficiaries of the plan. All contributions into the plan have ceased as of the termination date.

During 2011 and prior to the definitive merger agreement, the Company made dividend distributions totaling approximately $5.5 million.